UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        November 22, 1996
         Date of Report (Date of earliest event reported)


                        BRC HOLDINGS, INC.
      (Exact Name of Registrant as Specified in its Charter)


         Delaware                 0-8615            75-1533071
     (State or Other Jurisdiction   (Commission        (IRS Employer
          of Incorporation)          File Number)     Identification No.)


               1111 W. Mockingbird Lane
                    Suite 1500
                Dallas, Texas                         75247
        (Address of Principal Executive Offices)      (Zip Code)


                         (214) 688-1800
       (Registrant's Telephone Number, Including Area Code)

 Item 5.   Other Events.

As permitted by General Instruction F to Form 8-K promulgated under the Securities Exchange Act of 1934, as amended, BRC Holdings, Inc., a Delaware corporation (the "Registrant"), is filing as an exhibit to this Current Report on Form 8-K, that press release issued by and on behalf of the Registrant on November 22, 1996, which such press release is specifically incorporated herein by reference.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Exhibits.

          Exhibit No.                     Document Description

          99.1                     Press release issued by the Registrant
                                   on November 22, 1996.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BRC HOLDINGS, INC.
                                         (Registrant)


                                               By


DATE: November 22, 1996               J. L. Morrison
                                      President and Chief Operating Officer



DATE: November 22, 1996               Thomas E. Kiraly
                                      Chief Financial Officer
                                       (Principal Financial Officer
                                       and Principal Accounting Officer)

                           EXHIBIT INDEX

EXHIBIT NO.                             DOCUMENT DESCRIPTION

   99.1                            Press release issued by the
                                   Registrant on November 22, 1996

                                                                Exhibit 99.1

FOR IMMEDIATE RELEASE

                                        Contacts: P.E. Esping
                                                  Chairman and Chief
                                                  Executive Officer
                                                  (214) 905-2340

                                                  J.L. Morrison
                                                  President and Chief
                                                  Operating Officer
                                                  (214) 905-2318

BRC ANNOUNCES SALE OF ELECTION BUSINESS

Dallas, Texas, November 22, 1996 -- BRC Holdings, Inc. ("BRC") (NASDAQ-BRCP) announced today that it has signed a definitive agreement with American Information Systems, Inc. ("AIS"), a privately-held information systems company headquartered in Omaha, Nebraska, which provides for the sale of BRC's election business to AIS for $59.3 million. In addition to other events and requirements, the final closing of the transaction is subject to review by the Federal Trade Commission and adjustment of the purchase price based on changes in the net book value of the election business through the date of closing.

BRC's election business constituted approximately $31.1 million of the Company's revenues during the year ended December 31, 1995 and $35.2 million of the Company's revenues for the nine months ended September 30, 1996. The Company anticipates recording a pre-tax gain associated with the transaction of approximately $30 million or more. The agreement provides that AIS, or its parent corporation, will pay $35 million in cash, $17.5 million in a subordinated note and 19.9% of the equity of AIS.

"This divestiture will enable us to concentrate on growing our data processing and information products businesses," said P. E. Esping, Chairman and Chief Executive Officer, "We will now focus our activities on serving our customers through our government services, health care and consulting divisions. Irrespective of this divestiture, we will continue to expand our commitment to providing premier technology services to state and local governments. Through our technology outsourcing, government records management and other information systems groups we intend to direct our attention to the long-term information systems needs of these important and valued clients."

Mr. Esping further stated that the Company's election business has been subject to a two-year business cycle. During even-numbered years, such as 1996, the Company has enjoyed significant increases in business volumes associated with higher levels of public election activity. Jurisdictions typically purchase more ballots, supplies and election support related services during these "election years". Conversely, during odd-numbered "non-election" years, BRC has been faced with corresponding decreases associated with a reduction in the amount of public election activity.

"While this two year cycle is normal to the election services industry, and we have fostered a healthy and growing business, it has caused some confusion concerning the results and value of BRC's underlying government, health care and consulting operations," said Mr. Esping. "BRC will now have the opportunity to create a more understandable identity with the business community and with our customer base."

Mr. Esping further stated that, "we are extremely pleased this important elections business will become a part of AIS. AIS possesses excellent management, is financially responsible and will be an outstanding supplier to the election community. The complimentary nature of AIS's and BRC's products will provide customers with a broad and responsive selection to choose from."

In connection with this divestiture, the Company also stated that the consummation of the transaction may potentially result in a re-characterization of BRC's merger with The Pace Group, Inc. as a "purchase" for accounting purposes, rather than a "pooling of interests". Such a re-characterization would result in approximately $10.4 million of increased intangible assets, and certain corresponding increases in amortization expenses, associated with The Pace Group, Inc. transaction. The Company's merger with The Pace Group, Inc. was consummated on September 5, 1996.

BRC, headquartered in Dallas, Texas, provides specialized information systems, consulting and other services to local governments and health care enterprises nationwide.

                                  ###

The matters discussed herein may include forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from those discussed in the forward-looking statements. Potential risks and uncertainties include accounting treatment of the transaction and the impact on the treatment of prior transactions, market responses to the Company's product and service offerings, pricing pressures, results from litigation, the timely development and acceptance of new products and services, changes in customer preferences and inventory risks due to shifts in market demand. Consequently, the actual results realized by the Company could differ materially from the statements made herein. Stockholders of the Company are cautioned not to place undue reliance on the forward-looking statements made herein.